INVESTMENT ADVISORY AGREEMENT

                                     between

                           THE GUINNESS ATKINSON FUNDS

                                       and

                     GUINNESS ATKINSON ASSET MANAGEMENT, LLC

     INVESTMENT ADVISORY AGREEMENT, dated as of April 25, 2003 by and between GUINNESS ATKINSON FUNDS, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the "Trust"), and GUINNESS ATKINSON ASSET MANAGEMENT, LLC (the "Adviser"), a Delaware limited liability company.

WITNESSETH
----------

     WHEREAS, the Trust is engaged in the business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, (the "ACT"); and

     WHEREAS, the Adviser is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

     WHEREAS, the Trust wishes to engage the Adviser to provide certain investment advisory services to the series of the Trust listed on Schedule A (each a "Fund" and collectively, the "Funds"), and the Adviser is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.   Appointment

     The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Funds with respect to the investment of their assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolios of the Funds.

2. Duties and Obligations of the Adviser With Respect to the Investment of Assets of the Funds

     (a) Subject to the succeeding provision of this section and subject to the direction and control of the Board of Trustees of the Trust, the Adviser shall:

          (i) supervise continuously the investment program of each Fund and the composition of its portfolio;

          (ii) determine what securities be purchased or sold by each Fund; and

          (iii)arrange for the purchase and sale of securities held in the portfolio of each Fund; and

     (b) Any investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

          (i) the provisions of the Act and any rules or regulations in force thereunder;

          (ii) any other applicable provisions of state and Federal law; (iii) the provisions of the Trust's Trust Instruments and By-Laws, as amended from time to time;

          (iv) any policies and determinations of the Board of Trustees of the Trust; and

          (v) the fundamental policies of each Fund as reflected in its Registration Statement under the Act, as amended from time to time.

     (c) The Adviser shall give each Fund the benefits of its best judgment and effort in rendering services hereunder, and in connection therewith the Adviser shall not be liable to any Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for such Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this subsection (c), the term "Adviser" shall include board members, officers and employees of the Adviser as well as for the entity referred to as the "Adviser" itself.

     (d) Nothing in this agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in any way limit or restrict the Adviser or any such affiliated persons from buying, selling, or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; providing, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Funds under this Agreement. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Funds' principal underwriter or distributor, as principals in making purchases or sales of securities or other property except as permitted by the Act, and will comply with all other provisions of the Trust's Trust Instrument and By-Laws and the then-current prospectus and statement of additional information applicable to each Fund relative to the Adviser and its board members and officers.

     (e) The Funds will supply the Adviser with certified copies of the following documents: (i) the Trust's Trust Instrument and By-Laws;
          (ii) resolutions of the Trust's Board of Trustees and shareholders authorizing the appoint of the Adviser and approving this Agreement;
          (iii) the Funds' Registration Statement as filed with the Securities and Exchange Commission; and (iv) the Funds' most recent prospectus and statement of additional information. The Funds will furnish the Adviser from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

     (f) The Funds will supply, or cause their custodian bank to supply, to the Adviser such financial information as is necessary or desirable for the functions of the Adviser hereunder.



3.   Broker-Dealer Relationships

     The Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection and negotiation of its brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be execution at the most favorable price. Each Fund understands that many of its portfolio transactions will be transacted with primary market makers acting as principal on a net basis, with no brokerage commissions being paid by the Fund. Such principal transactions may, however, result in a profit to the market makers. In certain areas, the Adviser may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker or dealer to execute each particular transaction, the Adviser will take the following into consideration: the best price available; the reliability, integrity and financial condition of the broker or dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker or dealer to the investment performance of a Fund on a continuing basis. Accordingly, the price to a Fund in any transaction may be less favorable than that available from another broker or dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction order placed by it on behalf of a Fund to an affiliated broker-dealer, if any, or to such brokers and dealers who also provide research or statistical material, or other services to the Fund (which material or services may also assist the Adviser in rendering services to other clients). Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefore.

4.   Allocation of Expenses

     The Adviser  agrees that it will  furnish each Fund,  at its  expense,  all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Adviser agrees that it will supply to any administrator (the "Administrator") of the Funds all necessary financial information in connection with the Administrator's duties under any agreement between the Administrator and the Trust on behalf of the Funds. All costs and expenses associated with any administrative functions delegated by the Adviser to the Administrator that are not pursuant to any agreement between the Administrator and a Fund or the Adviser and a Fund will be paid by the Adviser. All other costs and expenses not expressly assumed by the Adviser under this Agreement or by the Administrator under the administration agreement between it and the Trust on behalf of a fund shall be paid by the Fund from the assets in the Fund, including, but not limited to (i) fees paid to the Adviser and the Administrator, (ii) interest and taxes; (iii) brokerage commissions; (iv) insurance premiums; (v) compensation and expenses of the Trustees other than those affiliated with the adviser or the administrator; (vi) legal, accounting and audit expenses; (vii) fees and expenses of any transfer agent, distributor, registrar, dividend disbursing agent or shareholder servicing agent of the Fund;
(viii) expenses, including clerical expenses, incident to the issuance, redemption or purchase of shares of the Fund, including issuance on the payment of, or reinvestment of, dividends; (ix) fees and expenses incident to the registration under Federal or state securities laws of the Fund or its shares;
(x) expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund's shareholders; (xii) expenses connected with the execution, recording and settlement of portfolio securities transactions; (xiii) fees and expenses of the Fund's custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts;
(xiv) expenses of calculating net asset value of the shares of the Fund; (xv) industry membership fees allocable to the fund; and (xvi) such extraordinary expenses as may arise, including litigation affecting the Fund and the legal obligations which the Fund may have to indemnify the officers and Trustees with respect thereto.

5.   Compensation to the Adviser

     For the Services to be rendered, each Fund shall pay to the Adviser from the assets of the Fund an investment fee paid monthly at an annual rate set forth opposite each Fund's name on Schedule A which shall be a percentage of the Fund's average daily net assets for the Fund's then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof.

6.   Duration Amendment and Termination

     (a) This Agreement shall go into effect as to each Fund on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of a Fund and by such a vote of the trustees.

     (b) This Agreement may be amended only if such amendment is approved by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of a Fund.

     (c) This Agreement may be terminated as to a Fund by the Adviser at any time without penalty upon giving such Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty
          (60) days' written notice (which notice may be waived by the Adviser), provided that such termination by such Fund shall be approved by the vote of a majority of all trustees in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its "assignment" (as defined by the Act).

7.   Board of Trustees' Meeting

     Each Fund agrees that notice of each meeting of the Board of trustees will be sent to the Adviser and that each Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

8.   Use of the Name "Guinness Atkinson"

     Each Fund acknowledges that it is adopting its name through permission of the Adviser, and agrees that the Adviser reserves to itself and any successor to its business the right to withdraw the right to use the name "Guinness Atkinson" from a Fund if the Adviser no longer advises the Fund. The Adviser also reserves the right to grant the nonexclusive right to use the name "Guinness Atkinson" or any similar name to any other corporation or entity, including, but not limited to, any investment company. In the event this Agreement is terminated, each Fund shall immediately delete "Guinness Atkinson" from its name and may not use the name "Guinness Atkinson" in any manner thereafter.

9.   Notices

     Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party as such address as such other party may designate for the receipt of such notice.

10.  Questions of Interpretation

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the Unites States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                      Guinness Atkinson Funds



                                      By: _____________________________

                                      Title:


                                      Guinness Atkinson Asset Management, LLC

                                      By: ____________________________

                                      Title:



Schedule A

        Name of Fund
                                                                 Fee*
1.      Guinness Atkinson China & Hong Kong Fund                 1.00%
2.      Guinness Atkinson Asia Focus Fund                        1.00%
3.      Guinness Atkinson Global Innovators Fund                 0.90%**
--------------------------------------------------------------------------------
* As a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive or defer any portion of the advisory fee from time to time.

** of the average daily net assets of the Fund up to $100 million; 0.75% of average daily net assets between $100 and $500 million, and 0.60% of average daily net assets in excess of $500 million.